Exhibit 99.1

SWISHER HYGIENE AMENDS CREDIT FACILITY WITH WELLS FARGO BANK,

NATIONAL ASSOCIATION

CHARLOTTE, NC – November 1, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that it has entered into an amendment to its senior credit facility with Wells Fargo Bank, National Association as administrative agent.

The amended facility provides an extension for the delivery of Swisher Hygiene’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or November 16, 2012. At the same time, the amendment waives any Default or Event of Default that may exist as a result of Swisher Hygiene not timely filing its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the period ended March 31, 2012 and its Quarterly Report on Form 10-Q for the period ended June 30, 2012, so long as Swisher Hygiene files the Form 10-K and Form 10-Qs by November 16, 2012. Swisher Hygiene cannot provide assurance as to when it will complete the filings.

Also, pursuant to the amendment, Swisher Hygiene placed certain amounts in a collateral account under the sole control of the Administrative Agent to meet Swisher Hygiene’s Unencumbered Liquidity requirements. Such funds are security for the payment and performance of certain obligations of Swisher Hygiene.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this press release include those regarding Swisher Hygiene’s (a) process to meet and maintain compliance with its filing obligations and (b) future compliance with the terms of its credit agreement as amended to date. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224